UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2019

 UGI Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 610 337-7000
Not Applicable
Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class: Common Stock, without par value	Trading Symbol(s): UGI	Name of each exchange on which registered: New York Stock Exchange, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

UGI Corporation (the "Company") is filing this Current Report on Form 8-K to recast certain financial information previously included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2018 filed with the Securities and Exchange Commission on November 20, 2018 (the "2018 Annual Report"). The recast financial information reflects the presentation of the retrospective application of new accounting guidance the Company adopted, effective October 1, 2018, pertaining to certain net periodic pension and other postretirement benefit costs and restricted cash.

Accounting Standards Update ("ASU") 2017-07, "Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost," requires entities to disaggregate the service cost component from the other components of net periodic benefit cost and present it with compensation costs for related employees in the income statement. The other components are required to be presented elsewhere in the income statement and outside of income from operations. The amendments in this ASU permit only the service cost component to be eligible for capitalization, when applicable. For entities subject to rate regulation, including UGI Utilities, Inc., the ASU 2017-07 recognized that, in the event a regulator continues to require capitalization of all net periodic benefit costs prospectively, the difference would result in the recognition of a regulatory asset or liability.

ASU 2016-18, "Statement of Cash Flows: Restricted Cash," requires that a statement of cash flows explains the changes during the period in the totals of cash and cash equivalents, as well as restricted cash or restricted cash equivalents. As a result, amounts generally described as restricted cash and restricted cash equivalents are included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts on the statement of cash flows.

The recast items of the Company's 2018 Annual Report described above have been updated only for the aforementioned adoption of the ASUs and no other changes have been made. This Current Report on Form 8-K should be read in conjunction with the Company's 2018 Annual Report (except for Items 6, 7 and 8, which are included in this Current Report on Form 8-K), Quarterly Report on Form 10-Q for the quarter ended December 31, 2018 and Current Reports on Form 8-K filed during this period.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed herewith:

23	Consent of Ernst & Young LLP
99
Revised Selected Financial Data, Management's Discussion and Analysis of Financial Condition and Results of Operations and Consolidated Financial Statements for the fiscal years ended September 30, 2018, 2017 and 2016

101.INS	XBRL Instance
101.SCH	XBRL Taxonomy Extension Schema
101.PRE	XBRL Taxonomy Extension Calculation Linkbase
101.CAL	XBRL Taxonomy Extension Definition Linkbase
101.LAB	XBRL Taxonomy Extension Labels Linkbase
101.DEF	XBRL Taxonomy Extension Presentation Linkbase

EXHIBIT INDEX
The Following Exhibits Are Filed:

EXHIBIT NO.	DESCRIPTION
23	Consent of Ernst & Young LLP
99
Revised Selected Financial Data, Management's Discussion and Analysis of Financial Condition and Results of Operations and Consolidated Financial Statements for the fiscal years ended September 30, 2018, 2017 and 2016

101.INS	XBRL Instance
101.SCH	XBRL Taxonomy Extension Schema
101.PRE	XBRL Taxonomy Extension Calculation Linkbase
101.CAL	XBRL Taxonomy Extension Definition Linkbase
101.LAB	XBRL Taxonomy Extension Labels Linkbase
101.DEF	XBRL Taxonomy Extension Presentation Linkbase

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

May 6, 2019	By:	/s/ Ted J. Jastrzebski
	Name:	Ted J. Jastrzebski
	Title:	Chief Financial Officer